SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                  ___________

                                   FORM S-8
                              REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             Cincinnati Milacron Inc.
              (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                  31-1062125
                     (I.R.S. Employer Identification No.)

                4701 Marburg Avenue, Cincinnati, Ohio 45209
           (Address of Principal Executive Offices) (Zip Code)

                Cincinnati Milacron 1997 Long-Term Incentive Plan
                          (Full Title of the Plan)

                                Wayne F. Taylor
                           Cincinnati Milacron Inc.
                              4701 Marburg Avenue
                            Cincinnati, Ohio 45209
                    (Name and Address of Agent For Service)

                                (513) 841-8100
       (Telephone Number, Including Area Code, of Agent For Service)

    Approximate date of commencement of proposed sale: As soon as practicable after this Registration Statement becomes effective.

                       CALCULATION OF REGISTRATION FEE

                              Proposed   Proposed
Title of                      Maximum    Maximum
Securities       Amount       Offering   Aggregate   Amount of
to be            to be        Price Per  Offering    Registration
Registered        Registered  Share 1/   Price 1/    Fee

_________________________________________________________________
Common Stock     2,000,000    $26.375    $52,750,000   $15,984.85
Par Value $1.00
Per Share

_________________________________________________________________

1/ Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457, based on the average of the high and low prices for shares of Common
Stock reported on the New York Stock Exchange composite
Tape on September 26, 1997 of $26.375.

                             PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS 1/

Item 1.   Plan Information.

Item 2.   Registrant Information and Employee Plan
          Annual Information.

          __________________________________________

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

           The  annual  report of Cincinnati Milacron  Inc.
(the "Company"  or  "Cincinnati Milacron") on Form 10-K for
the fiscal year ended December 28, 1996, and all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 28, 1996, are incorporated
herein   by reference.    All  documents  subsequently  filed
by Cincinnati Milacron pursuant to Section 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-
effective  amendment  to  this registration  statement,  which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date
of  filing  of such  documents.   Any  statement contained in a
document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

_______________________

      1/ This information is not required to be included in, and is not incorporated by reference in, this Registration
Statement.


           The description of Cincinnati Milacron common stock, par value $1.00 per share (the "Common Stock"), included or incorporated by reference in its registration statement on Form 8-B, File No. 1-8485, filed pursuant to
Section 12(b) of the Exchange Act, is incorporated herein by reference.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of Delaware permits indemnification of the directors and officers of Cincinnati Milacron involved in a civil or criminal action, suit or proceeding, including, under certain circumstances, suits by or in the right of Cincinnati Milacron, for any expenses, including attorneys' fees, and (except in the case of suits by or in the right of Cincinnati Milacron) any liabilities which they may have incurred in consequence of such action, suit or proceeding under conditions stated in said section.

           Article  XII  of  the Certificate of Incorporation
of Cincinnati  Milacron provides, in effect, for
indemnification  of the  directors and officers of Cincinnati
Milacron to the fullest extent   permitted  by  Section  145.
In addition, Cincinnati Milacron maintains liability insurance for its directors and officers.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.



Exhibit No.

4    Instruments Defining the Rights of Security Holders,
     Including Indentures:

     4.1  8-3/8% Notes due 2004

          -    Incorporated herein by reference to the
               Company's Amendment No. 3 to Form S-4 Registration
               Statement dated July 7, 1994 (File No. 33-53009)

     4.2  7-7/8% Notes due 2000

           -  Incorporated by reference to the Company's Form S-
              4 dated July 21, 1995 (File No. 33-60081)

      4.3   Cincinnati Milacron hereby agrees to furnish  to
            the Securities   and   Exchange   Commission,   upon   its
            request, the   instruments  with  respect  to  the  long-term
            debt for securities   authorized   thereunder   which   do
            not  exceed 10% of the registrant's total consolidated assets

5 Opinion of Cravath, Swaine & Moore, counsel for registrant, as to legality of the securities offered under the Plan

15   Letter regarding unaudited interim financial information -
     Not Applicable

23.1 Consent of Ernst & Young LLP, independent auditors

23.2 Consent of Cravath, Swaine & Moore--see Exhibit 5

24   Power of Attorney

99   Additional Exhibits - Not Applicable

Item 9.   Undertakings.

          (1)  The undersigned registrant hereby undertakes:

                    (a)  to file, during any period in which
                         offers or sales are being made, a post-
                         effective amendment to this registration statement:


                    (i)  to include any prospectus required by
                         Section 10(a)(3) of the Securities Act of
                         1933;

                    (ii) to reflect in the prospectus any facts or
                         events arising after the effective date
                         of the registration statement (or the
                         most recent post-effective amendment
                         thereof) which, individually or in the
                         aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) to include any material information with
                         respect to the plan of distribution not
                         previously disclosed in the registration statement or any material change to such information in the registration statement;

                         provided, however that paragraphs
                         (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S3 or Form S-8 and the information required to be included in a posteffective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
                         Section 15(d) of the Securities Exchange
                         Act of 1934 that are incorporated by
                         reference in the registration statement;

                    (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                    (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
                    1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

               (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                  SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, and State of Ohio, on this 29th day of September, 1997.


                              CINCINNATI MILACRON INC.

                              By: /s/ Ronald D. Brown
                                  ___________________
                                   Ronald D. Brown
                                   Vice President-Finance
                                   and Administration
                                   and Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on this 29th day of September, 1997.

Signature                      Title

       *                       Chairman of the Board (Chief
Daniel J. Meyer                Executive Officer) and Director


       *                       President (Chief Operating
Raymond E. Ross                Officer) and Director


       *                       Director
Darryl F. Allen


       *                       Director
Neil A. Armstrong


       *                       Director
Barbara Hackman Franklin


       *                       Director
Harry A. Hammerly


       *                       Director
James E. Perrella


       *                       Director
Joseph A. Pichler


       *                       Director
Joseph A. Steger


       *                       Director
Harry C. Stonecipher


       *                      Vice President-Finance
Ronald D. Brown               and Administration and
                              Chief Financial Officer


       *                      Controller (Chief Accounting
Robert P. Lienesch            Officer)

                              /s/ Ronald D. Brown
                              ____________________________
                              Ronald D. Brown
                              Vice President-Finance and
                              Administration and
                              Chief Financial Officer
                              Attorney-In-Fact

*Original Powers of Attorney authorizing Daniel J. Meyer, Ronald D. Brown and Wayne F. Taylor and each of them to sign this registration statement on behalf of the above named directors and officers of the registrant are filed as Exhibit 24 to the registration statement.